Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 29, 2022, in the Registration Statement (Form S-1) and related Prospectus of Sarcos Technology and Robotics Corporation dated May 13, 2022.

/s/ Ernst & Young LLP

Salt Lake City, Utah

May 13, 2022